Exhibit 4.51

Execution Version

AMENDMENT NO. 3 TO UNCERTIFICATED SECURITIES CONTROL
AGREEMENT

AMENDMENT NO. 3, dated as of November 14, 2013 (this "Amendment"), among DryShips Inc., a Marshall Islands corporation, HSH Nordbank AG as Security Trustee, and. Ocean Rig UDW Inc., a Marshall Islands corporation. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement referred to below.

WHEREAS, the parties hereto entered into an Uncertificated. Securities Control Agreement, dated as of September 27, 2012 which was amended on June 21, 2013 and September 9, 2013 (as so amended, the "Agreement"), which remains in full force and effect;

WHEREAS, the Grantor and the Secured Party have entered into an Amendment No. 3 dated the date hereof amending the Pledge Agreement (all references in the Agreement as amended by this Amendment No, 3 to "Pledge Agreement" shall mean and refer to the Pledge Agreement as so amended and as it may be further amended);

WHEREAS, the parties to the Agreement desire to amend the Agreement on and subject to the terms and conditions as set forth herein; and

WHEREAS, Section 11 of the Agreement permits amendments to the Agreement so long as it is in writing and signed by the party to be charged.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to the Agreement hereby agree as follows:

1.           Section 8(b) of the Agreement is deleted in its entirety and. replaced with the following language:

"Unless the Issuer has received. a Notice of Exclusive Control, this Agreement shall terminate automatically at 11:59PM., New York time, on November 22, 2013."

2.           This Amendment will be governed by the law of the State of New York.

3.           Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the provisions of this Amendment shall prevail.

4.    This Amendment may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

DRYSHIPS INC.

By:	/s/ Ziad Nakhleh
Name: Ziad Nakhleh
Title: Attorney-in-Fact

HSH NORDBANK AG

By:	/s/Vassiliki Georgopoulos
Name: Vassiliki Georgopoulos
Title: Attorney-in-Fact

OCEAN RIG UDW INC.

By:	/s/ Sanvos Georghiades
Name: Sanvos Georgkiades
Title: Director